SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report:	June 24, 2015

Omagine, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

350 Fifth Avenue, 48th Floor, New York, N.Y.	10118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:           (212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐       Written communication pursuant to Rule 425 under the Securities Act;

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act;

☐       Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;

☐       Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01 – Other Events

In its continuing effort to keep its shareholders informed, the Company is providing the following information:

On October 2, 2014, the Company’s 60% owned subsidiary, Omagine LLC, (“LLC”) signed a Development Agreement (“DA”) with the Government of Oman (the “Government”) for the development in Oman by LLC of a mixed use tourism and residential project (the “Omagine Project”).

The Omagine Project is planned to be developed on one million square meters (approximately 245 acres) of beachfront land facing the Gulf of Oman just west of the capital city of Muscat and nearby Muscat International Airport (the “Omagine Site”).

The DA provides that the Government and LLC will enter into a Usufruct Agreement (“UA”). The DA and the UA grant LLC certain rights (the “Usufruct Rights”) over the land constituting the Omagine Site (including the right to sell such land).

On March 11, 2015, as required by Omani Law, the DA was ratified by the Ministry of Finance (“MOF”) of Oman.

After ratification of the DA by the MOF, the Usufruct Agreement was signed by the Minister of Tourism in late April 2015 and then the UA was officially transmitted to the Ministry of Housing (“MOH”) for signature by the Minister of Housing, after which the UA will be signed by LLC and registered with the MOH. The term of the UA is 50 years (with 5 years free rent) and the 20,250 Omani Rial ($52,650) usufruct registration fee which LLC will pay to MOH is based on the 45 years of the term of the UA on which rent is payable.

On June 24, 2015, LLC was informed in writing by the Ministry of Tourism (“MOT”) that the signing ceremony for the Usufruct Agreement will take place at the Ministry of Housing in Muscat, Oman on July 1, 2015 at 1 p.m. On July 1, 2015 LLC will also pay the UA registration fee to MOH and within 2 or 3 days thereafter (the “UA Registration Date”), the MOH will deliver a stamped and registered copy of the UA to LLC evidencing LLC’s ownership of the Usufruct Rights over the land constituting the Omagine Site.

The DA defines the “Effective Date”, as the date ratification of the DA by MOF occurs (i.e.: March 11, 2015). The DA specifies that timelines for the execution of many development tasks are to be measured from the Effective Date. On June 24, 2015, LLC was further informed in writing by the MOT that the Government consents and agrees to LLC’s suggestion that the definition of the “Effective Date” be changed to that date which is the UA Registration Date.

The foregoing summary of some of the terms of the DA and UA does not purport to be complete and is qualified in its entirety by reference to the full texts of such agreements. See Exhibits 10.1 and 10.2 for the full text of the Development Agreement. The full text of the Usufruct Agreement is contained in Schedule 2A of the Development Agreement.

2

Forward Looking Statements

Certain statements made in this report on Form 8-K are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from the future results implied by such forward-looking statements.

Although the Company believes that the expectations reflected in such forward-looking statements – including management’s present expectation and belief that the Usufruct Agreement will be signed by LLC and the Government on July 1, 2015 and shortly thereafter registered by MOH - are based on reasonable assumptions, the Company's actual results could differ materially from those set forth or implied in such forward-looking statements. Factors that could cause such differences include but are not limited to the uncertainty of success associated with LLC’s ongoing efforts to sign the UA with the Government and have it registered.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibit Numbers and Description:

Exhibit No.	Description

Exhibit 10.1	The Development Agreement dated October 2, 2014 (1)

Exhibit 10.2	Reference Copy of Exhibit 10.24 (2)

(1)	Previously filed with the SEC on October 2, 2014 as an exhibit to Omagine’s current Report on Form 8-K and incorporated herein by reference thereto.
(2)	Previously filed with the SEC on October 2, 2014 as a reference copy exhibit to Omagine’s current Report on Form 8-K.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:        June 25, 2015

Omagine, Inc.
(Registrant)

By:	/s/ Frank J. Drohan
Frank J. Drohan,
Chairman of the Board,
President and Chief Executive Officer

4